Exhibit 99.1

News Release	Corporate Communications 938 University Park Boulevard, Suite 200 Clearfield, UT 84015	Phone: 801-779-4600

For Immediate Release

Media Contact:	Investor Contact:

Amanda Covington	Michael Pici
Phone: 801-779-4625	Phone: 801-779-4614
E-mail: media.relations@vistaoutdoor.com	E-mail: investor.relations@vistaoutdoor.com

Vista Outdoor Completes Acquisition of CamelBak Products, LLC

Acquisition Complements and Expands Vista Outdoor’s Outdoor Products Portfolio

Clearfield, Utah, Aug. 3, 2015 –Today, Vista Outdoor Inc. (NYSE: VSTO) announced it has completed the acquisition of CamelBak Products, LLC, a leading provider of personal hydration solutions for outdoor, recreation and military use.

“CamelBak helps strengthen and expand Vista Outdoor’s presence in the outdoor sports and recreation market,” said Mark DeYoung, Vista Outdoor’s Chairman and CEO. “Their highly recognizable and respected products are used by all manner of outdoor sports enthusiasts and complement every activity where Vista Outdoor’s products are currently used. This acquisition will help our company provide an even broader portfolio of trusted brands for our consumers.”

On July 27, Vista Outdoor announced it had entered into a definitive agreement to acquire CamelBak. Under the terms of the transaction, Vista Outdoor paid $412.5 million, subject to a customary working capital adjustment, utilizing cash on hand and borrowings under its existing credit facilities. Vista Outdoor expects calendar year 2015 net sales for CamelBak of approximately $160 million. Absent transaction and transition costs, Vista Outdoor expects the acquisition to be accretive to Fiscal Year 2016 (FY16) earnings per share (EPS). Vista Outdoor will provide information relating to CamelBak’s impact on FY16 financial results as part of its first quarter earnings press release and webcast on August 13.

CamelBak was founded in 1989 and is headquartered in Petaluma, California. The company employs approximately 300 people and will be integrated into the Outdoor Products segment of Vista Outdoor. CamelBak will remain headquartered in Petaluma, and CEO Sally McCoy will remain with Vista Outdoor. CamelBak was previously a subsidiary company of Compass Diversified Holdings (NYSE: CODI).

 Morgan Stanley served as transaction and financial advisor and Cravath, Swaine & Moore LLP served as legal advisor to Vista Outdoor in connection with the transaction.

About Vista Outdoor
Vista Outdoor is a leading global designer, manufacturer and marketer in the growing outdoor sports and recreation markets. The company operates in two segments, Shooting Sports and Outdoor Products, and has more than 30 well-recognized brands that provide consumers with a range of performance-driven, high-quality and innovative products in the ammunition, firearms and outdoor accessories categories. Vista Outdoor products are sold at leading retailers and distributors across North America and worldwide. Vista Outdoor is headquartered in Utah and has manufacturing operations and facilities in 10 U.S. States, Puerto Rico, Mexico and Canada along with international sales and sourcing operations in Canada, Europe, Australia, New Zealand and Asia. For news and information visit www.vistaoutdoor.com or follow us on Twitter @VistaOutdoorInc and Facebook at www.facebook.com/vistaoutdoor.

Cautionary Note Regarding Forward-looking Statements
Certain statements in this press release, including statements regarding pending transaction with CamelBak Products, LLC, the expected future financial performance of CamelBak Products, LLC and the impact of that performance on Vista Outdoor, constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words ‘believe’, ‘expect’, ‘anticipate’, ‘intend’, ‘aim’, ‘should’ and similar expressions are intended to identify such forward-looking statements. All such forward-looking statements involve estimates and assumptions and are subject to a number of risks and uncertainties, many of which are beyond Vista Outdoor’s control, which could cause actual results to differ materially from the expectations described in the forward-looking statements. Among those risks and uncertainties are: assumptions regarding demand for CamelBak’s products; changes in interest rates or credit availability; anticipated benefits and cost savings from the transaction may not be fully realized or may take longer than expected to realize; the ability of Vista Outdoor to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners of CamelBak; costs or difficulties related to the integration of the business following completion of the transaction; and changes in the business, industry or economic conditions or competitive environment. Vista Outdoor undertakes no obligation to update any forward-looking statements. For further information on factors that could impact Vista Outdoor, and the statements contained herein, please refer to Vista Outdoor’s most recent Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the U.S. Securities and Exchange Commission.

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